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                                                                    EXHIBIT 99.1

CONTACT:

Mr. Daniel G. Welch                        Mr. Chris A. Rallis
Chairman and Chief Executive Officer       President and Chief Operating Officer
Triangle Pharmaceuticals, Inc.             Triangle Pharmaceuticals, Inc.
(919) 493-5980                             (919) 493-5980
www.tripharm.com                           www.tripharm.com

FOR IMMEDIATE RELEASE:

         TRIANGLE PHARMACEUTICALS, INC. SUBMITS NEW DRUG APPLICATION FOR
                  COVIRACIL(R)FOR THE TREATMENT OF HIV DISEASE

         DURHAM, N.C., SEPTEMBER 4, 2002 -- Triangle Pharmaceuticals, Inc. (Nasdaq: VIRS) announced today submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration for marketing approval of Coviracil for the treatment of HIV disease. Coviracil is a potent, once-a-day Nucleoside Reverse Transcriptase Inhibitor (NRTI). The NDA includes data from over 2,000 patients with two pivotal trials comparing Coviracil to two widely prescribed drugs for HIV disease.



Daniel G. Welch, Chairman and Chief Executive Officer of Triangle commented, "The submission of the Coviracil NDA is an important milestone for Triangle. Early in 2002, we promised to submit the NDA for Coviracil in the third quarter of 2002. I am pleased to say that we delivered on that promise. We will now focus our efforts on submitting a Marketing Authorisation Application (MAA) in Europe and on preparing for a successful worldwide launch of Coviracil." He continued, "We believe that once approved, the potency, once-daily dosing and pharmacokinetic profile of Coviracil will offer patients and physicians an important new tool in the management of HIV disease."

Triangle Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the development of new antiviral drug candidates, with a particular focus on therapies for the human immunodeficiency virus (HIV) and the hepatitis B virus. Triangle's proprietary drug candidates under development for HIV and/or hepatitis B include Coviracil(R) (emtricitabine), amdoxovir (formerly DAPD), and clevudine (formerly L-FMAU). Triangle is also developing immunotherapies for hepatitis B in collaboration with Dynavax Technologies Corporation (Dynavax) utilizing Dynavax' immunostimulatory sequence (ISS) technology. More information about Triangle's portfolio, management and product development strategy is available on Triangle's website.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING THE RISK THAT WE MAY NOT SUBMIT OUR COVIRACIL MAA AS PLANNED AND OUR COVIRACIL NDA OR MAA MAY NOT RECEIVE REGULATORY APPROVAL, OR IF APPROVED, COVIRACIL MAY NOT ACHIEVE MARKET



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ACCEPTANCE OR THE MEDICAL RESULTS WE EXPECT. OTHER RISKS INCLUDE THE FACT THAT
WE MAY BE UNABLE TO OBTAIN ADEQUATE FUNDING TO CONTINUE OUR DEVELOPMENT PROGRAMS, CLINICAL TRIALS FOR OUR DRUG CANDIDATES MAY NOT PROCEED AS PLANNED, OTHER REGULATORY SUBMISSIONS FOR DRUG CANDIDATES MAY BE DELAYED, WE MAY BE UNABLE TO SUCCESSFULLY COMPLETE PIVOTAL CLINICAL TRIALS OR OUR TRIALS COULD BE HALTED OR TERMINATED BY REGULATORY AUTHORITIES, WE MAY BE UNABLE TO COMMERCIALIZE ISS-BASED THERAPIES DUE TO PATENT RIGHTS HELD BY THIRD PARTIES, WE MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING, OBTAIN PATENT PROTECTION AND REQUIRED REGULATORY APPROVALS FOR OUR DRUG CANDIDATES, THE DEVELOPMENT OF COMPETITIVE PRODUCTS BY OTHERS, THE COST OF COACTIVE THERAPY AND THE EXTENT TO WHICH COACTIVE THERAPY ACHIEVES MARKET ACCEPTANCE, OUR SUCCESS IN IDENTIFYING NEW DRUG CANDIDATES, ACQUIRING RIGHTS TO THE CANDIDATES ON FAVORABLE TERMS AND DEVELOPING ANY CANDIDATES TO WHICH WE ACQUIRE ANY RIGHTS, AND THAT OUR COLLABORATIONS WITH THIRD PARTIES MAY NOT PROVE SUCCESSFUL. THESE AND OTHER RISKS ARE DISCUSSED IN DETAIL FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. AS A RESULT OF THESE AND OTHER RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PREDICTED IN THIS PRESS RELEASE. TRIANGLE DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE.